PROSPECTUS --
January 31, 1995

MONEY MANAGEMENT PLUS
Prime Portfolio
Government Portfolio
Calvert Tax-Free Reserves Money Management Plus Tax-Free Portfolio 4550 Montgomery Avenue, Bethesda, Maryland 20814

INVESTMENT OBJECTIVE AND POLICIES

MONEY MANAGEMENT PLUS (the "Fund") is a money market fund which seeks to obtain the highest level of current income, consistent with preservation of capital and liquidity, that is available through investments in specified money market instruments. Each Portfolio's assets are invested in securities maturing in one year or less (13 months for the Prime Portfolio), with an average weighted maturity of 90 days or less. The Fund seeks to maintain a constant net asset value of $1.00 per share for each Portfolio. An investment in the Fund is neither insured nor guaranteed by the U.S. Government. There can be no assurance that the Fund will be successful in maintaining a constant net asset value of $1.00 per share for each Portfolio.

CHOICE OF PORTFOLIOS

Prime Portfolio: Invests in certificates of deposit of major banks, prime commercial paper and high-grade short-term corporate obligations, and short-term U.S. Government and agency securities.

Government Portfolio: Invests in short-term securities issued or insured by the U.S. Treasury, or by agencies or instrumentalities of the U.S. Government which are backed by the full faith and credit of the U.S. Government, including such securities subject to repurchase agreements with recognized securities dealers.

Tax-Free Portfolio: Invests in high quality short-term municipal obligations. Its dividends are substantially exempt from federal income tax.

TO OPEN AN ACCOUNT

Call your broker, or complete and return the enclosed Account Application. Minimum investment is $2,000 per Portfolio.

ABOUT THIS PROSPECTUS

Please read this Prospectus before investing. It is designed to provide you with information you ought to know before investing and to help you decide if the Fund's goals match your own. Keep this document for future reference.

A Statement of Additional Information (dated January 31, 1995) for the Fund has been filed with the Securities and Exchange Commission and is incorporated by reference. This free Statement is available upon request from the Fund:
800-368-2748.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE FEDERAL OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

================================================================================

FUND EXPENSES
                                            Government         Prime
                                            Portfolio          Portfolio

A.  Shareholder Transaction Expenses
    Sales Load on Purchases                  None                None
    Sales Load on Reinvested Dividends       None                None
    Deferred Sales Load                      None                None
    Redemption Fees                          None                None
    Exchange Fee                             None                None

B.  Annual Fund Operating Expenses<F1>
    (as a percentage of net assets)
    Management Fees                          0.50%               0.50%
    Rule 12b-1 Fees                          0.35%               0.35%
    Other Expenses                           0.37%               0.43%
    Total Fund Operating Expenses            1.22%               1.28%

                                            Tax-Free
A.  Shareholder Transaction Expenses        Portfolio
    Sales Load on Purchases                  None
    Sales Load on Reinvested Dividends       None
    Deferred Sales Load                      None
    Redemption Fees                          None
    Exchange Fee                             None

B.  Annual Fund Operating Expenses<F1>
    (as a percentage of net assets)
    Management Fees                          0.50%
    Rule 12b-1 Fees                          0.35%
    Other Expenses                           0.34%
    Total Fund Operating Expenses            1.19%

<F1>Expense  ratios are based on expenses for fiscal year 1994, except that they have been restated to reflect expenses anticipated in the current fiscal year.


C. Example: You would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each period:


Portfolios         1 Year      3 Years        5 Years               10 Years

Government         $12         $39            $67                   $148

Prime Portfolio    $13         $41            $70                   $155

Tax-Free Portfolio $12         $38            $65                   $144

Explanation of Table: The purpose of the table is to assist you in understanding the various costs and expenses that an investor in the Fund may bear directly
(shareholder transaction costs) or indirectly (annual fund operating expenses).



A. Shareholder Transaction Expenses are charges you pay when you buy or sell shares of the Portfolios. If you request a wire redemption of less than $1,000, you will be charged a $5 wire fee.

B. Annual Fund Operating Expenses are based on the Portfolios' historical expenses, and have been restated to reflect expenses anticipated in fiscal 1995. Management Fees are paid by the Portfolios to Calvert Asset Management Company, Inc. ("Advisor") for managing their investments and business affairs. Management Fees for the Tax-Free Portfolio also includes an administrative service fee paid to Calvert Administrative Services Company. The Portfolios incur Other Expenses for maintaining shareholder records, furnishing shareholder statements and reports, and other services. Management Fees and Other Expenses have already been reflected in the Portfolios' yields and are not charged directly to individual shareholder accounts. Please refer to the section "Management of the Fund" for further information.

The Fund's Rule 12b-1 fees include an asset-based sales charge. It is possible in theory that long-term shareholders in the Fund could pay more than the economic equivalent of the maximum front-end sales charge permitted by rules of the National Association of Securities Dealers, Inc.; however, this is unlikely because these are money market funds, and have no front-end sales charge.

C. Example of Expenses. The example, which is hypothetical, should not be considered a representation of past or future expenses. Actual expenses may be higher or lower than those shown.

================================================================================
FINANCIAL HIGHLIGHTS

The following tables provide information about each Portfolio's financial history. They express the information in terms of a single share outstanding for the respective Portfolio throughout each period. The tables have been audited by those independent accountants whose reports are included in the respective Annual Reports to Shareholders. The tables should be read in conjunction with the financial statements and their related notes. The current Annual Reports to Shareholders are incorporated by reference into the Statement of Additional Information.


Government Portfolio                                  Year Ended September 30,
                                                      1994                 1993

Net asset value, beginning of year                    $1.00               $1.00

Income from investment operations
Net investment income                                 .025                 .023
Net realized and unrealized loss on investments
                                                      --                    --
Total from investment operations                      .025                 .023
Distributions to shareholders
Dividends from net investment income                  (.025)             (.023)
Net asset value, end of year                          $1.00               $1.00

Total return<F2>                                         2.56%            2.30%

Ratio of expenses to average net assets               1.12%                .77%

Ratio of net income to average net assets             2.45%               2.26%

Net assets, end of year                             $19,112,301     $24,848,036

Number of shares outstanding at end of year (in
thousands)                                            19,142             24,881

<F2>Total return is not audited for years prior to 1994.


================================================================================

Government Portfolio
                                                      1992

Net asset value, beginning of year                    $1.00

Income from investment operations
Net investment income                                 .033
Net realized and unrealized loss on investments
                                                        --
Total from investment operations                      .033
Distributions to shareholders
Dividends from net investment income                 (.033)
Net asset value, end of year                          $1.00

Total return<F2>                                      3.34%

Ratio of expenses to average net assets                .82%

Ratio of net income to average net assets             3.23%

Net assets, end of year                           $30,389,225

Number of shares outstanding at end of year (in
thousands)                                           30,424

<F2>Total return is not audited for years prior to 1994.

================================================================================


Government Portfolio                                  Year Ended September 30,
                                                      1991                1990

Net asset value, beginning of year                    $1.00               $1.00

Income from investment operations
Net investment income                                 .056                .071
Net realized and unrealized loss on investments
                                                      --                    --
Total from investment operations                      .056                .071
Distributions to shareholders
Dividends from net investment income                  (.056)             (.071)
Net asset value, end of year                          $1.00               $1.00

Total return<F3>                                      5.69%               7.35%

Ratio of expenses to average net assets               .84%                 .95%

Ratio of net income to average net assets             5.56%               7.08%

Net assets, end of year                            $21,627,804      $25,426,464

Number of shares outstanding at end of year (in
thousands)                                            21,667             25,460

<F3>Total return is not audited for years prior to 1994.

================================================================================

Government Portfolio                                  Year Ended September 30,
                                                      1989                1988

Net asset value, beginning of year                    $1.00               $1.00

Income from investment operations
Net investment income                                 .079                 .064
Net realized and unrealized loss on investments
                                                      --                 (.002)
Total from investment operations                      .079                 .062
Distributions to shareholders
Dividends from net investment income                  (.079)             (.062)
Net asset value, end of year                          $1.00               $1.00

Total return<F4>                                      8.30%               6.54%

Ratio of expenses to average net assets               .85%                 .70%

Ratio of net income to average net assets             7.84%               5.76%

Increase reflected in net income ratio due to
expense reimbursement                                 .03%                 .35%

Net assets, end of year                               $25,997,886   $16,155,746

Number of shares outstanding at end of year (in
thousands)                                            26,029             16,191

<F4>Total return is not audited for years prior to 1994.

================================================================================

Government Portfolio
                                                      1987

Net asset value, beginning of year                    $1.00

Income from investment operations
Net investment income                                  .057
Net realized and unrealized loss on investments
                                                         --
Total from investment operations                       .057
Distributions to shareholders
Dividends from net investment income                  (.057)
Net asset value, end of year                           $1.00

Total return<F4>                                       5.86%

Ratio of expenses to average net assets                 .60%

Ratio of net income to average net assets              5.53%

Increase reflected in net income ratio due to
expense reimbursement                                   .45%

Net assets, end of year                            $10,696,378

Number of shares outstanding at end of year (in
thousands)                                            10,696

<F4>Total return is not audited for years prior to 1994.

================================================================================


Government Portfolio                                  Year Ended September 30,
                                                      1986                1985

Net asset value, beginning of year                    $1.00               $1.00

Income from investment operations
Net investment income                                 .064                 .078
Net realized and unrealized loss on investments
                                                      --                    --
Total from investment operations                      .064                 .078
Distributions to shareholders
Dividends from net investment income                  (.064)             (.078)
Net asset value, end of year                          $1.00               $1.00

Total return<F5>                                      5.98%               7.19%

Ratio of expenses to average net assets               .82%                 .82%

Ratio of net income to average net assets             6.17%               7.52%

Increase reflected in net income ratio due to
expense reimbursement                                 .46%                 .58%

Net assets, end of year                             $7,748,563       $5,951,083

Number of shares outstanding at end of year (in
thousands)                                            7,749               5,951

<F5>Total return is not audited for years prior to 1994.

================================================================================


Prime Portfolio                                       Year Ended September 30,
                                                      1994                1993

Net asset value, beginning of period                  $1.00               $1.00

Income from investment operations
Net investment income                                 .028                 .025
Distributions to shareholders
Dividends from net investment income                  (.028)             (.025)
Net asset value, end of period                        $1.00               $1.00

Total return<F6>                                      2.78%               2.59%

Ratio of expenses to average net assets               1.23%                .92%

Ratio of net income to average net assets             2.75%               2.48%

Increase reflected in net income ratio due to
expense reimbursement                                 --                    --

Net assets, end of period                          $99,973,073     $102,325,417

Number of shares outstanding at end of period (in
thousands)                                            100,024           102,370

<F6>Total return is not audited for years prior to 1994.

================================================================================


Prime Portfolio                                       Year Ended September 30,
                                                      1992                1991

Net asset value, beginning of year                    $1.00               $1.00

Income from investment operations
Net investment income                                 .037                 .061
Distributions to shareholders
Dividends from net investment income                  (.037)             (.061)
Net asset value, end of year                          $1.00               $1.00

Total return<F7>                                      3.72%               6.27%

Ratio of expenses to average net assets               .87%                 .93%

Ratio of net income to average net assets             3.69%               6.09%

Increase reflected in net income ratio due to
expense reimbursement                                 --                    --

Net assets, end of year                           $106,851,164     $119,316,200

Number of shares outstanding at end of year (in
thousands)                                          106,897            119,362

<F7>Total return is not audited for years prior to 1994.

================================================================================

Prime Portfolio
                                                      1990

Net asset value, beginning of year                    $1.00

Income from investment operations
Net investment income                                  .074
Distributions to shareholders
Dividends from net investment income                  (.074)
Net asset value, end of year                           $1.00

Total return<F7>                                       7.71%

Ratio of expenses to average net assets                 .96%

Ratio of net income to average net assets              7.45%

Increase reflected in net income ratio due to
expense reimbursement                                   .13%

Net assets, end of year                            $117,684,028

Number of shares outstanding at end of year (in
thousands)                                             117,699

<F7>Total return is not audited for years prior to 1994.


================================================================================


Prime Portfolio                                       Year Ended September 30,
                                                      1989                1988

Net asset value, beginning of year                    $1.00               $1.00

Income from investment operations
Net investment income                                 .083                 .067
Distributions to shareholders
Dividends from net investment income                  (.083)             (.067)
Net asset value, end of year                          $1.00               $1.00

Total return<F8>                                      8.69%               6.99%

Ratio of expenses to average net assets               .91%                 .86%

Ratio of net income to average net assets             8.27%               6.44%

Increase reflected in net income ratio due to
expense reimbursement                                 .12%                 .25%

Net assets, end of year                             $156,776,949    $91,639,997

Number of shares outstanding at end of year (in
thousands)                                            156,797            91,660

<F8>Total return is not audited for years prior to 1994.



================================================================================


Prime Portfolio
                                                      1987

Net asset value, beginning of year                    $1.00

Income from investment operations
Net investment income                                  .057
Distributions to shareholders
Dividends from net investment income                  (.057)
Net asset value, end of year                           $1.00

Total return<F8>                                       6.07%

Ratio of expenses to average net assets                 .85%

Ratio of net income to average net assets              5.56%

Increase reflected in net income ratio due to
expense reimbursement                                   .26%

Net assets, end of year                            $63,133,848

Number of shares outstanding at end of year (in
thousands)                                             63,138

<F8>Total return is not audited for years prior to 1994.


================================================================================



Prime Portfolio                                       Year Ended September 30,
                                                      1986                1985

Net asset value, beginning of year                    $1.00               $1.00

Income from investment operations
Net investment income                                 .067                 .083
Distributions to shareholders
Dividends from net investment income                  (.067)             (.083)
Net asset value, end of year                          $1.00               $1.00

Total return<F9>                                      6.16%               7.72%

Ratio of expenses to average net assets               .85%                 .82%

Ratio of net income to average net assets             6.47%               8.02%

Increase reflected in net income ratio due to
expense reimbursement                                 .51%                 .59%

Net assets, end of year                            $52,806,544      $21,681,061

Number of shares outstanding at end of year (in
thousands)                                            52,807             21,681

<F9>Total return is not audited for years prior to 1994.


================================================================================


Tax-Free Portfolio                                    Year Ended December 31,
                                                      1994                1993

Net asset value, beginning of year                    $1.00               $1.00

Income from investment operations
Net investment income                                 .024                 .021
Net realized and unrealized loss on investments
                                                      --                    --
Total from investment operations                      .024                 .021
Distributions to shareholders
Dividends from net investment income                  (.024)             (.021)
Net asset value, end of year                          $1.00               $1.00

Total return<F10>                                     2.47%               2.10%

Ratio of expenses to average net assets               1.18%               1.03%

Ratio of net income to average net assets             2.34%               2.07%

Net assets, end of year                           $65,519,756       $80,189,771

Number of shares outstanding at end of year (in
thousands)                                            65,644            80,278

<F10>Total return is not audited for years prior to 1994.


================================================================================


Tax-Free Portfolio
                                                      1992

Net asset value, beginning of year                    $1.00

Income from investment operations
Net investment income                                  .028
Net realized and unrealized loss on investments
                                                         --
Total from investment operations                       .028
Distributions to shareholders
Dividends from net investment income                  (.028)
Net asset value, end of year                           $1.00

Total return<F10>                                      2.87%

Ratio of expenses to average net assets                1.02%

Ratio of net income to average net assets              2.84%

Net assets, end of year                            $80,949,285

Number of shares outstanding at end of year (in
thousands)                                            81,036

<F10>Total return is not audited for years prior to 1994.

================================================================================


Tax-Free Portfolio                                    Year Ended December 31,
                                                      1991                1990

Net asset value, beginning of year                    $1.00               $1.00

Income from investment operations
Net investment income                                 .044                 .054
Net realized and unrealized loss on investments
                                                      --                    --
Total from investment operations                      .044                 .054
Distributions to shareholders
Dividends from net investment income                  (.044)             (.054)
Net asset value, end of year                          $1.00               $1.00

Total return<F11>                                     4.55%               5.62%

Ratio of expenses to average net assets               .98%                 .99%

Ratio of net income to average net assets             4.41%               5.43%

Net assets, end of year                            $78,683,315      $71,983,342

Number of shares outstanding at end of year (in
thousands)                                            78,771             72,072

<F11>Total return is not audited for years prior to 1994.



================================================================================


Tax-Free Portfolio                                    Year Ended December 31,
                                                      1989                1988

Net asset value, beginning of year                    $1.00               $1.00

Income from investment operations
Net investment income                                 .057                 .047
Net realized and unrealized loss on investments
                                                      --                    --
Total from investment operations                      .057                 .047
Distributions to shareholders
Dividends from net investment income                  (.057)             (.047)
Net asset value, end of year                          $1.00               $1.00

Total return<F12>                                     5.89%               4.80%

Ratio of expenses to average net assets               .98%                1.01%

Ratio of net income to average net assets             5.85%               4.69%

Increase reflected in net income ratio due to
expense reimbursement                                 --                    --

Net assets, end of year                            $73,825,821      $76,451,040

Number of shares outstanding at end of year (in
thousands)                                            73,904             76,637

<F12>Total return is not audited for years prior to 1994.


================================================================================



Tax-Free Portfolio
                                                      1987

Net asset value, beginning of year                    $1.00

Income from investment operations
Net investment income                                  .044
Net realized and unrealized loss on investments
                                                         --
Total from investment operations                       .044
Distributions to shareholders
Dividends from net investment income                  (.044)
Net asset value, end of year                           $1.00

Total return<F12>                                      4.39%

Ratio of expenses to average net assets                 .88%

Ratio of net income to average net assets              4.16%

Increase reflected in net income ratio due to
expense reimbursement                                     --

Net assets, end of year                             $114,526,599

Number of shares outstanding at end of year (in
thousands)                                             114,766

<F12>Total return is not audited for years prior to 1994.

================================================================================

Tax-Free Portfolio                                    Year Ended December 31,
                                                      1986                1985

Net asset value, beginning of year                    $1.00               $1.00

Income from investment operations
Net investment income                                 .045                 .054
Net realized and unrealized loss on investments
                                                      --                 (.001)
Total from investment operations                      .045                 .053
Distributions to shareholders
Dividends from net investment income                  (.045)             (.053)
Net asset value, end of year                          $1.00               $1.00

Total return<F13>                                     4.56%               5.34%

Ratio of expenses to average net assets               .96%                 .72%

Ratio of net income to average net assets             4.45%               5.19%

Increase reflected in net income ratio due to
expense reimbursement                                 --                   .09%

Net assets, end of year                            $128,829,078     $47,680,915

Number of shares outstanding at end of year (in
thousands)                                            128,900            47,701

<F13>Total return is not audited for years prior to 1994.



================================================================================

INVESTMENT OBJECTIVE AND POLICIES

Investment Objective: The Fund seeks to earn the highest level of current income, consistent with preservation of capital and liquidity.

Money Management Plus is a diversified money market fund that offers you a choice of three different investment Portfolios. Its objective is to earn the highest level of current income, consistent with preservation of capital and liquidity, that is available through investment in specified money market instruments. Each Portfolio's assets are invested in securities maturing in one year or less (13 months for the Prime Portfolio), and each Portfolio maintains an average weighted maturity of 90 days or less.

Prime Portfolio invests primarily in CDs, prime commercial paper, and U.S. Government Obligations.

Prime Portfolio invests in certificates of deposit and other obligations of banks having total assets of at least $1 billion, prime commercial paper and high grade (Aaa or Aa rated or equivalent quality) short-term corporate obligations, including participation interests in loans extended to issuers of such obligations, and obligations of the U.S. Government, its agencies and instrumentalities. Such securities may be purchased subject to repurchase agreements with recognized securities dealers and banks. The Prime Portfolio may invest more than 25% of its assets in obligations of banks. See the Statement of Additional Information, "Appendix, Commercial Paper and Bond Ratings." Also, the Portfolio may invest in high-quality, U.S. dollar-denominated international money market instruments, and up to 5% of its assets in reverse repurchase agreements.

Government Portfolio invests only in securities which are backed by the full faith and credit of the U.S. Government.

Government Portfolio invests solely in securities issued or guaranteed by the U.
S. Treasury, or by agencies or instrumentalities of the U.S. Government which are backed by the full faith and credit of the U.S. Government. Such securities may be purchased subject to repurchase agreements with recognized securities dealers and banks.

Tax-Free Portfolio invests primarily in municipal obligations whose interest is exempt from federal income tax.

Tax-Free Portfolio invests in fixed and variable rate municipal obligations whose interest is exempt from federal income tax and which are of high quality. See "Dividends and Taxes" below for information concerning the federal alternative minimum tax for particular classes of investors. Its investments must be rated within the two highest credit ratings categories or, if unrated, are determined by the Advisor to be of comparable quality. The quality may be determined by a commercial credit rating service, such as Moody's Investors Service, Inc., or Standard & Poor's Corporation or, in the case of any instrument that is not rated, of comparable quality as determined by the Advisor. There is no limitation on the percentage of the Tax-Free Portfolio's assets which may be invested in unrated obligations; such obligations, because they lack ratings, may be less liquid than rated obligations of comparable quality. For more information on ratings, see the Statement of Additional Information.

U.S. Government Obligations

Obligations issued by the U.S. Treasury, such as U.S. Treasury bills, notes and bonds, are supported by the full faith and credit of the U.S. Government.

Certain obligations issued or guaranteed by a U.S. Government agency or instrumentality are supported by the full faith and credit of the U.S. Government. These include obligations issued by the Export-Import Bank, Farmers Home Administration, Government National Mortgage Association, Postal Service, Merchant Marine, and Washington Metropolitan Area Transit Authority.

The Prime Portfolio may also invest in other U.S. Government agency or instrumentality obligations which are supported only by the credit of the agency or instrumentality and may be further supported by the right of the issuer to borrow from the U.S. Treasury.

Repurchase Agreements

Each Portfolio may enter into repurchase agreements. In a repurchase agreement, the Portfolio buys a security subject to the right and obligation to sell it back at a higher price. These transactions must be fully secured at all times, but they involve some credit risk to the Fund if the other party defaults on its obligation and the Portfolio is delayed or prevented from liquidating the collateral.

Reverse Repurchase Agreements (Prime Portfolio only)

The Prime Portfolio may engage in reverse repurchase agreements. In a reverse repurchase agreement, the Fund sells a security subject to the right and obligation to buy it back at a higher price. The Fund then invests the proceeds from the transaction in another obligation in which it is authorized to invest. In order to minimize any risk involved, the Fund maintains in a segregated account liquid assets equal in value to the repurchase price, and currently intends to limit its borrowing due to reverse repurchase agreements to only 5% of total assets.

Bank CDs

The Prime and Government Portfolios may also invest in certificates of deposit and other debt obligations of commercial banks, savings banks, and savings and loan associations having assets of less than $1 billion, provided that the principal amount of such certificate is insured in full by the Federal Deposit Insurance Corporation ("FDIC"). The FDIC presently insures accounts up to $100,000; interest earned above $100,000 is not insured by the FDIC.

When-Issued Purchases

Purchasing obligations for future delivery or on a "when-issued" basis may increase a Portfolio's overall investment exposure and involves a risk of loss if the value of the securities declines prior to the settlement date. The transactions are fully secured at all times.

Variable Rate Obligations

Each Portfolio may invest in variable and floating rate obligations. Variable rate obligations have a yield which is adjusted periodically based upon changes in the level of prevailing interest rates. Floating rate obligations have an interest rate fixed to a known lending rate, such as the prime rate, and are automatically adjusted when that rate changes. Variable and floating rate obligations lessen the capital fluctuations usually inherent in fixed income investments, to diminish the risk of capital depreciation of Portfolio investments and Portfolio shares; but this also means that should interest rates decline, the yield of the Portfolio will decline and the Portfolio would not have as many opportunities for capital appreciation of Portfolio investments.

Demand Notes and Temporary Investments

The Portfolios may invest in floating rate and variable rate demand notes. Demand notes provide that the holder may demand payment of the note at its par value plus accrued interest by giving notice to the issuer. To ensure the ability of the issuer to make payment upon such demand, the note may be supported by an unconditional bank letter of credit.

The Fund may invest in structured money market instruments. In all cases, the Portfolios may invest in structured money market instruments. In all cases, it invests only in high-quality instruments (rated in one of the two highest rating categories, or if unrated, of comparable credit quality) that meet the requirements of SEC Rule 2a-7 regarding credit quality and maturity. See the Statement of Additional Information.

Temporary Taxable Investments for Tax-Free Portfolio

From time to time for liquidity purposes or pending the investment of the proceeds of the sale of its shares, the Tax-Free Portfolio may invest in and derive up to 20% of its income from taxable short-term money market type investments. Interest earned from such taxable investments will be taxable to you as ordinary income unless you are otherwise exempt from taxation.

Other Policies

The Portfolios have adopted certain fundamental investment restrictions which are discussed in detail in the Statement of Additional Information. Unless specifically noted otherwise, the investment objective, policies and restrictions of the Portfolios are fundamental and may not be changed without shareholder approval. There can be no assurance that the Fund will be successful in meeting its investment objective.

YIELD

Yield refers to income generated by an investment over a period of time.

From time to time, the Prime, Government and Tax-Free Portfolios may each advertise "yield" and "effective yield." Yield figures are based on historical earnings and are not intended to indicate future performance. The "yield" of a Portfolio refers to the actual income generated by an investment in the Portfolio over a particular base period, stated in the advertisement. If the base period is less than one year, the yield will be "annualized." That is, the amount of income generated by the investment during the base period is assumed to be generated over a one-year period and is shown as a percentage of the investment. The "effective yield" is calculated similarly, but, when annualized, the income earned by an investment in the Portfolio is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment.

"Tax Equivalent Yield" of the Tax-Free Portfolio.

The Tax-Free Portfolio may also advertise its "tax equivalent yield." The tax equivalent yield is the yield an investor would be required to obtain from taxable investments to equal the Portfolio's yield, all or a portion of which may be exempt from federal income taxes. The tax equivalent yield is computed by taking the portion of the Portfolio's effective yield by a factor based upon a stated income tax rate, then adding the portion of the yield that is not exempt from regular federal income tax. The factor which is used to calculate the tax equivalent yield is the reciprocal of the difference between 1 and the applicable income tax rate, which will be stated in the advertisement.

MANAGEMENT OF THE FUND

The Board of Trustees supervises the activities and reviews its contracts with companies that provide the Fund with services.

The Prime and Government Portfolios are series of Calvert Cash Reserves, a Massachusetts business trust organized on March 16, 1982, now doing business as Money Management Plus. In October, 1992, Prime Portfolio began offering a second class of shares, the CCR Prime Shares, which was discontinued during 1994.

The Tax-Free Portfolio is a series of Calvert Tax-Free Reserves, a Massachusetts business trust organized on October 20, 1980.

Each Portfolio is an open-end diversified management investment company. The Portfolios are not required to hold annual shareholder meetings, but special meetings may be called for certain purposes such as electing Trustees, changing fundamental policies, or approving a management contract. As a shareholder, you receive one vote for each share of a Portfolio you own. For matters affecting only one Portfolio, only shares of that Portfolio are entitled to vote. For matters affecting only one class, only shares of that class are entitled to vote.

Calvert Group is one of the largest investment management firms in the Washington, D.C. area.

Calvert Group, Ltd., parent of the Portfolios' investment advisor, transfer agent, and distributor, is a subsidiary of Acacia Mutual Life Insurance Company of Washington, D.C. Calvert Group is one of the largest investment management firms in the Washington, D.C. area. Calvert Group, Ltd. and its subsidiaries are located at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814. As of December 31, 1994, Calvert Group managed and administered assets in excess of $4.2 billion and more than 200,000 shareholder and depositor accounts.

Calvert Asset Management serves as Advisor to the Portfolios.

Calvert Asset Management Company, Inc. (the "Advisor") is the Portfolios' investment advisor. The Advisor provides the Portfolios with investment supervision and management; administrative services and office space; furnishes executive and other personnel to the Portfolios; and pays the salaries and fees of all Trustees who are affiliated persons of the Advisor. The Advisor may also assume and pay certain advertising and promotional expenses of the Portfolios and reserves the right to compensate broker-dealers in return for their promotional or administrative services. The Advisor has agreed to limit the Portfolios' expenses to the most restrictive state limitation in effect.

The Advisor receives a fee based on a percentage of each Portfolio's assets.

The Advisor is entitled, pursuant to the Investment Advisory Agreement, to receive an annual advisory fee of 0.50% of each Portfolio's respective average daily net assets. For its services during fiscal year 1994, the Advisor received a fee of 0.50% of such assets from the Portfolios.

Calvert Administrative Services Company provides administrative services for Money Management Plus Tax-Free Portfolio.

Calvert Administrative Services Company ("CASC"), an affiliate of the Advisor, has been retained by Calvert Tax-Free Reserves to provide certain administrative services necessary to the conduct of its affairs, including the preparation of regulatory filings and shareholder reports, the daily determination of its net asset value per share and dividends, and the maintenance of its portfolio and general accounting records. CASC receives a total fee from Calvert Tax-Free Reserves of $200,000 per year for providing such services, of which the Money Management Plus Tax-Free Portfolio paid $5,719 for fiscal 1994.

Calvert Distributors, Inc. serves as underwriter to market the Portfolios' shares.

Effective March 1, 1995, Calvert Distributors, Inc. ("CDI") is the Portfolios' principal underwriter and distributor. Under the terms of its underwriting agreement with the Portfolios, CDI markets and distributes the Portfolios' shares and is responsible for payment of compensation and service fees to broker-dealers, banks, and financial services firms, preparation of advertising and sales literature, and printing and mailing of prospectuses to prospective investors. Prior to March 1, 1995, Calvert Securities Corporation was the principal underwriter.

The Portfolios may pay distribution and servicing expenses pursuant to their Distribution Plan.

Pursuant to Rule 12b-1 under the Investment Company Act of 1940, the Portfolios have adopted Distribution Plans which permit the Portfolios to pay certain expenses associated with the distribution of its shares. Amounts paid by the Fund to the Distributor under the Distribution Plan are used to pay dealers and other selling firms dealer-paid quarterly compensation at an annual rate of up to 0.40% of the average daily net assets of accounts the respective firms maintain in the Portfolio. They are also used to pay dealers and others, including the Distributor's salespersons who service accounts, service fees at an annual rate of up to 0.25% of such assets, and to pay CDI for its marketing and distribution expenses, preparation of advertising and sales literature, printing and mailing of prospectuses to prospective investors. The Distribution Plan expenses may not annually exceed 0.35% of the average daily net assets of any Portfolio. For fiscal year 1994, the Government, Prime, and Tax-Free Portfolios paid Distribution Plan expenses of 0.25%, 0.33%, and 0.34% of average daily net assets, respectively.

CDI may also pay additional concessions, including non-cash promotional incentives, such as merchandise or trips, to dealers employing registered representatives who sell a minimum dollar amount of shares of the Fund and/or shares of other Funds underwritten by CDI. CDI may make expense reimbursements for special training of a dealer's registered representatives, advertising or equipment, or to defray the expenses of sales contests. CDI may receive reimbursement of eligible marketing and distribution expenses from the Fund's Rule 12b-1 Distribution Plan.

The Distribution Plan may be terminated at any time by vote of the Independent Trustees or by vote of a majority of the outstanding voting shares of the respective Portfolio.

The transfer agent keeps your account records.

Calvert Shareholder Services, Inc. is the Fund's transfer, dividend disbursing and shareholder servicing agent.

SHAREHOLDER GUIDE

Opening An Account

You can buy shares of the Portfolios in several ways which are described here and in the chart on page ___.

An account application accompanies this prospectus. A completed and signed application is required for each new account you open, regardless of the method you choose for making your initial investment. Additional forms may be required from corporations, associations, and certain fiduciaries. If you have any questions or need extra applications, call your broker, or Calvert Group at 800-368-2748.

To invest in any of Calvert's tax-deferred retirement plans, please call Calvert
Group  at  800-368-2748  to  receive   information  and  the  required  separate
application.

Share Price

The Portfolios' shares are sold without a sales charge.

The price of one share is its "net asset value," or NAV. NAV is computed by adding the value of a Portfolio's investments plus cash and other assets, deducting liabilities and then dividing the result by the number of shares outstanding. The NAV is calculated at the close of the Portfolio's business day, which coincides with the closing of the regular session of the New York Stock Exchange (normally 4:00 p.m. Eastern time). The Portfolios are open for business each day the New York Stock Exchange is open. The Portfolios' securities are valued according to the "amortized cost" method, which is intended to stabilize the NAV at $1.00 per share.

All purchases of Portfolio shares will be confirmed and credited to your account in full and fractional shares (rounded to the nearest 1/100 of a share). The Portfolios may send monthly statements in lieu of immediate confirmations of purchases and redemptions.

HOW TO BUY SHARES

Method       New Accounts                          Additional Investments

By Mail      $2,000 minimum                        $250 minimum

             Please make your check                Please make your check
             payable to the Portfolio              payable to the Portfolio
             of your choice and mail it,           of your choice and   mail it,
             with your application to:             with your investment slip to:


These addresses   Calvert Group                    Calvert Group
effective         P.O. Box 419544                  P.O. Box 419739
April 1, 1995     Kansas City, MO 64179-6542       Kansas City, MO 64105-6739

By Registered, Certified, or Overnight Mail:Calvert Group
                                                   c/o NFDS, 6th Floor
                                                   1004 Baltimore
                                                   Kansas City, MO 64105-1807

Through Your Broker        $2,000 minimum          $250 minimum


FOR ALL OPTIONS BELOW, PLEASE CALL YOUR BROKER, OR CALVERT GROUP AT 800-368-2745

By Exchange                    $2,000 minimum      $250 minimum
(From your account in another Calvert Group Fund)

When opening an account by exchange, your new account must be established with the same name(s), address and taxpayer identification number as your existing Calvert account.

By Bank Wire               $2,000 minimum          $250 minimum

By Calvert Money           Not Available for       $50 minimum
Controller*                    Initial Investment

*Please allow sufficient time for Calvert Group to process your initial request for this service, normally 10 business days. The maximum transaction amount is $300,000, and your purchase request must be received by 4:00 p.m. Eastern time.

WHEN YOUR ACCOUNT WILL BE CREDITED

Before you buy shares, please read the following information to make sure your investment is accepted and credited properly.

Your purchase will be processed at the net asset value calculated after your order is received and accepted. Each Portfolio attempts to maintain a constant net asset value of $1.00 per share. If your purchase is made by wire and is received by 12:30 p.m. (Eastern time), your account will be credited and begin earning dividends on the day of receipt. Exchanges are credited the day the request is received by mail or telephone, and begin earning dividends the next business day. If your wire purchase is received after 12:30 p.m. Eastern time, it will be credited the same business day, and begin earning dividends the next business day. If the purchase is by check, and is received by 4:00 p.m., it will be credited that business day, and begin earning dividends the next business day.

All of your purchases must be made in U.S. dollars and checks must be drawn on U.S. banks. No cash will be accepted. The Portfolios reserve the right to suspend the offering of shares for a period of time or to reject any specific purchase order. If your check does not clear, your purchase will be cancelled and you will be charged a $10 fee plus costs incurred by the Portfolio. When you purchase by check or with Calvert Money Controller, those funds will be on hold for up to 10 business days from the date of receipt. During that period, redemptions against those funds (including drafts) will not be honored. To avoid this collection period, you can wire federal funds from your bank, which may charge you a fee.

EXCHANGES

You may  exchange  shares of the  Portfolio  for shares of other  Calvert  Group
Funds.

If your investment goals change, the Calvert Group Family of Funds has a variety of investment alternatives that includes common stock funds, tax-exempt and corporate bond funds, and money market funds. The exchange privilege is a convenient way to buy shares in other Calvert Group Funds in order to respond to changes in your goals or in market conditions. Before you make an exchange from a Fund or Portfolio, please note the following:

Call your broker or a Calvert representative for information and a prospectus for any of Calvert's other Funds registered in your state. Read the prospectus of the Fund or Portfolio into which you want to exchange for relevant information, including class offerings.

Each exchange represents the sale of shares of one Fund and the purchase of shares of another.

Complete and sign an application for an account in that Fund or Portfolio, taking care to register your new account in the same name and taxpayer identification number as your existing Calvert account(s). Exchange instructions may then be given by telephone if telephone redemptions have been authorized and the shares are not in certificate form.

Shares on which you have already paid a sales charge at Calvert Group may be exchanged into another Fund at no additional charge. Effective April 1, 1995, shares acquired by reinvestment of dividends or distributions may be exchanged into another Fund at no additional charge.

The Fund reserves the right to terminate or modify the exchange privilege with 60 days' written notice.

OTHER CALVERT GROUP SERVICES

Calvert Information Network

24 hour performance and prices

Calvert Group has a round-the-clock telephone service that lets existing customers use a push button phone to obtain prices, performance information, and account balances. Complete instructions for this service may be found on the back of each statement.

Calvert Money Controller

Calvert Money Controller eliminates the delay of mailing a check or the expense of wiring funds. You can request this free service on your application.

This service allows you to authorize electronic transfers of money to purchase or sell shares. You use Calvert Money Controller like an "electronic check" to move money ($50 to $300,000) between your bank account and your Calvert Group account with one phone call. Allow one or two business days after the call for the transfer to take place; for money recently invested, allow normal check clearing time (up to 10 business days) before redemption proceeds are sent to your bank.

You may also arrange systematic monthly or quarterly investments (minimum $50) into your Calvert Group account. After you give us proper authorization, your bank account will be debited to purchase Fund shares. A debit entry will appear on your bank statement. If you would like to make arrangements for systematic monthly or quarterly redemptions from your Calvert Group account, call your broker or Calvert for a Money Controller Application.

Telephone Transactions

Calvert may record all telephone calls.

If you have telephone transaction privileges, you may purchase, redeem, or exchange shares, wire funds and use Calvert Money Controller by telephone. You automatically have telephone privileges unless you elect otherwise. The Fund, the transfer agent and their affiliates are not liable for acting in good faith on telephone instructions relating to your account, so long as they follow reasonable procedures to determine that the telephone instructions are genuine. Such procedures may include recording the telephone calls and requiring some form of personal identification. You should verify the accuracy of telephone transactions immediately upon receipt of your confirmation statement.

Complete the "Option" sections of the application for the easiest way to establish services.

The easiest way to establish optional services on your Calvert Group account is to select the options you desire when you complete your account application. If you wish to add other options later, you may have to provide us with additional information and a signature guarantee. Please call your broker or Calvert Investor Relations at 800-368-2745 for further assistance. For our mutual protection, we may require a signature guarantee on certain written transaction requests. A signature guarantee verifies the authenticity of your signature, and may be obtained from any bank, savings and loan association, credit union, trust company, broker-dealer firm or member of a domestic stock exchange. A signature guarantee cannot be provided by a notary public.

Householding of General Mailings

You can help in an effort to reduce Fund expenses and save paper and trees for the environment.

If you have multiple accounts with Calvert, you may receive combined mailings of some shareholder information, such as semi-annual and annual reports. Please contact Calvert Investor Relations at 800-368-2745 to receive additional copies of information.

Special Services and Charges

The Fund pays for shareholder services but not for special services that are required by a few shareholders, such as a request for a historical transcript of an account. You may be required to pay a research fee for these special services.

If you are purchasing shares of the Fund through a program of services offered by a securities dealer or financial institution, you should read the program materials in conjunction with this Prospectus. Certain features of the Fund may be modified in these programs, and administrative charges may be imposed by the broker-dealer for the services rendered.

Tax-Saving Retirement Plans

Contact Calvert Group for complete information kits discussing the plans, and their benefits, provisions and fees.

Calvert Group can set up your new account under one of several tax-deferred plans. These plans let you invest for retirement and shelter your investment income from current taxes. Minimums may differ from those listed in the chart on page _____.

Individual retirement accounts (IRAs): available to anyone who has earned income. You may also be able to make investments in the name of your spouse, if your spouse has no earned income.

Qualified Profit-Sharing and Money-Purchase Plans (including 401(k) Plans): available to self-employed people and their partners, or to corporations and their employees.

Simplified Employee Pension Plan (SEP-IRA): available to self-employed people and their partners, or to corporations. Salary reduction pension plans (SAR-SEP
IRAs) are also available to employers with 25 or fewer employees.

403(b)(7)  Custodial  Accounts:   available  to  employees  of  most  non-profit
organizations and public schools and universities.

Consolidated Asset Account ("CAA")

Certain brokerage firms may offer their customers CAA, a special cash management service linked to one of the Fund's Portfolios. CAA customers may have free-credit cash balances at their brokerage firm account automatically invested in Portfolio shares on a daily basis. Participating brokerage firms will charge their customers a fee for the CAA program and may establish a higher minimum balance. Details of CAA, including the fee charged, are available from participating brokerage firms. This prospectus should be read together with such firm's materials regarding these fees and services.

SELLING YOUR SHARES

You may redeem all or a portion of your shares on any business day. Your shares will be redeemed at the next net asset value calculated after your redemption request is received and accepted. See the chart below for specific requirements necessary to make sure your redemption request is acceptable. Remember that the Fund may hold payment on the redemption of your shares until it is reasonably satisfied that investments made by check or by Calvert Money Controller have been collected (normally up to 10 business days).

Redemption Requirements To Remember

To ensure acceptance of your redemption
request, please follow the procedures described here and below.

Once your shares are redeemed, the proceeds will normally be sent to you on the next business day, but if making immediate payment could adversely affect the Fund, it may take up to seven (7) days. Calvert Money Controller redemptions generally will be credited to your bank account on the first or second business day after your phone call. When the New York Stock Exchange is closed (or when trading is restricted) for any reason other than its customary weekend or holiday closings, or under any emergency circumstances as determined by the Securities and Exchange Commission, redemptions may be suspended or payment dates postponed.

If you sell shares by telephone or written request, you will receive dividends through the date the request is received and processed. If you write a draft to sell shares, the shares will earn dividends until the draft is presented to the Portfolio to be paid.

Minimum account balance is $1,000 per Portfolio.

Please maintain a balance in your account of at least $1,000 per Portfolio. If, due to redemptions, the account falls below $1,000, or you fail to invest at least $1,000, it may be closed and the proceeds mailed to you at the address of record. You will be given notice that your account will be closed after 30 days unless you make an additional investment to increase your account balance to the $1,000 minimum per Portfolio.

HOW TO SELL YOUR SHARES

Draftwriting

You may redeem shares in your account by writing a draft for at least $250. If you complete and return the signature card for Draftwriting, the Portfolio will mail bank drafts to you, printed with your name and address. Generally, there is no charge to you for the maintenance of this service or the clearance of drafts, but the Portfolio reserves the right to charge a service fee for drafts returned for insufficient funds. As a service to shareholders, the Portfolio may automatically transfer the dollar amount necessary to cover drafts you have written on the Portfolio to your Portfolio account from any other of your identically registered accounts in Calvert money market funds or Calvert Insured Plus. The Fund may charge a fee for this service.

By Mail To:

Calvert Group
4550 Montgomery Ave.
Bethesda, MD 20814

Effective 4/1/95:
Calvert Group
P.O. Box 419544
Kansas City, MO
64179-6542

You may redeem available shares from your account at any time by sending a letter of instruction, including your name, account and Fund number, the number of shares or dollar amount, and where you want the money to be sent. Additional requirements, below, may apply to your account. The letter of instruction must be signed by all required authorized signers. If you want the money to be wired to a bank not previously authorized, then a voided bank check must be enclosed with your letter. If you do not have a voided check or if you would like funds sent to a different address or another person, your letter must be signature guaranteed.

Type of Registration                        Requirements

Corporations,
Associations                  Letter of instruction and a corporate resolution,
                              signed by person(s)authorized to act on the account, accompanied by signature guarantee(s).

Trusts Letter of instruction signed by the Trustee(s) (as Trustee), with a signature guarantee. (If the Trustee's name is not registered on your account, provide a copy of the trust document, certified within the last 60 days.)

By Telephone

Please call 800-368-2745. You may redeem shares from your account by telephone and have your money mailed to your address of record or wired to an address or bank you have previously authorized. A charge of $5 is imposed on wire transfers of less than $1,000. See "Telephone Transactions" on page ___.

Calvert Money Controller

Please allow sufficient time for Calvert Group to process your initial request for this service (normally 10 business days). You may also authorize automatic fixed amount redemptions by Calvert Money Controller. All requests must be received by 4:00 p.m. Eastern time. Accounts cannot be closed by this service

Exchange to Another Calvert Group Fund

You must meet the minimum investment requirement of the other Calvert Group Fund or Portfolio. You can only exchange between accounts with identical names, addresses and taxpayer identification number, unless previously authorized with a signature-guaranteed letter.

Systematic Check Redemptions

If you maintain an account with a balance of $10,000 or more, you may have regular redemption checks for a fixed amount sent to you on the 15th of each month, simply by sending a letter with all information, including your account number, and the dollar amount ($100 minimum). If you would like a regular check mailed to another person or place, your letter must be signature guaranteed.

Through your Broker

If your account is held in your broker's name ("street name"), you should contact your broker directly to transfer, exchange or redeem shares.

DIVIDENDS AND TAXES

Each year, the Portfolios distribute substantially all of their net investment income to shareholders.

Dividends from the Portfolio's net investment income are declared daily and paid monthly. Net investment income consists of interest income, net short-term capital gains, if any, and dividends declared and paid on investments, less expenses.

Dividend payment options

Dividends and any distributions are automatically reinvested in additional shares of the same Portfolio, unless you elect to have the dividends of $10 or more paid in cash (by check or by Calvert Money Controller). Dividends and distributions from the Portfolios may also be invested in shares of any other Calvert Group Fund or Portfolio, but will not be subject to the applicable sales charge, effective April 1, 1995. You must notify the Fund in writing to change your payment options. If you elect to have dividends and/or distributions paid in cash, and the U.S. Postal Service cannot deliver the check, or if it remains uncashed for six months, it, as well as future dividends and distributions, will be reinvested in additional shares.

Federal Taxes

In January, the Portfolios will mail you Form 1099-DIV indicating the federal tax status of dividends and any capital gain distributions paid to you by the Portfolios during the past year. Dividends and distributions are taxable to you regardless of whether they are taken in cash or reinvested. Dividends, including short-term capital gains, are taxable as ordinary income. Distributions from long-term capital gains are taxable as long-term capital gains, regardless of how long you have owned Fund shares. A portion of the Portfolios' dividends may qualify for the dividends received deduction for corporations.

Tax Information for the Tax-Free Portfolio

Dividends derived from interest on municipal obligations held in the Tax-Free Portfolio constitute exempt-interest dividends which are not subject to federal income tax. The exempt-interest portion of the dividends will be based on the ratio of the Portfolio's net tax-exempt income to taxable income for the entire fiscal year. Dividends attributable to interest on certain private activity bonds must be included in federal alternative minimum tax for individuals and for corporations.

Other Tax Information

In addition to federal taxes, you may be subject to state or local taxes on your investment, depending on the laws in your area. You will be notified to the extent, if any, that dividends reflect interest received from U.S. government securities. Such dividends may be exempt from certain state income taxes.

Taxpayer Identification Number

If we do not have your correct Social Security or Taxpayer Identification Number ("TIN") and a signed certified application or Form W-9, Federal law requires the Portfolios to withhold 31% of your dividends. In addition, you may be subject to a fine. You will also be prohibited from opening another account by exchange. If this TIN information is not received within 60 days after your account is established, your account may be redeemed at the current NAV on the date of redemption. The Portfolios reserve the right to reject any new account or any purchase order for failure to supply a certified TIN.

================================================================================
To Open an Account:                                      Prospectus
                               800-368-2748              January 31, 1995

Performance and Prices:
Calvert Information Network                              MONEY MANAGEMENT PLUS
24 hours, 7 days a week
     800-368-2745
                                                            Prime Portfolio
Service for Existing Account:
     Shareholders              800-368-2745                 Government Portfolio
     Brokers                   800-368-2746
                                                            Tax-Free Portfolio

TDD for Hearing Impaired:
     800-541-1524



PRINCIPAL UNDERWRITER
Calvert Distributors, Inc. (effective 3/1/95)
4550 Montgomery Avenue
Suite 1000N
Bethesda, Maryland 20814


Table of Contents

Fund Expenses
Financial Highlights
Investment Objectives and Policies
Yield
Management of the Fund
SHAREHOLDER GUIDE:
How to Buy Shares
When Your Account Will Be Credited
Exchanges
Other Calvert Group Services
Selling Your Shares
How to Sell Your Shares
Dividends and Taxes